UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive proxy statement.
☐	Definitive additional materials.
☐	Soliciting material pursuant to § 240.14a-11(c) of § 240.14a-12.

THERMOENERGY CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐
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THERMOENERGY CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of ThermoEnergy Corporation (“ThermoEnergy”), will be held Thursday, June 29, at 10:00 a.m., local time, at the Intercontinental Hotel -- Kansas City at The Plaza, 401 Ward Parkway, Kansas City, Missouri 64112, for these purposes:

1.
To elect three (3) members to serve on ThermoEnergy’s Board of Directors, two to serve until the 2009 Annual Meeting of Shareholders and the third until the 2011 Annual Meeting of Shareholders, and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Kemp & Company as ThermoEnergy’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3.	To consider and act upon such other business as may be properly presented to the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. The Board of Directors has fixed the close of business on May 25, 2006, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting or any postponement or adjournment.

A Proxy Card, ThermoEnergy’s Proxy Statement and its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, are enclosed with this Notice of Annual Meeting of Shareholders. ThermoEnergy’s Board of Directors recommends that you vote FOR election of the nominees for director named in the Proxy Statement and FOR ratification of the appointment of Kemp & Company as independent auditors for fiscal year 2006

All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy Card as promptly as possible in the postage prepaid envelope provided for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By order of the Board of Directors,

Dennis C. Cossey, Chairman and Chief Executive Officer

June 15, 2006 Little Rock, Arkansas

-i-

THERMOENERGY CORPORATION

124 W. Capitol Avenue, Suite 880
Little Rock, Arkansas 72201
Telephone 501.376.6477
Facsimile 501.375.5249

June 15, 2006

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive this proxy statement?

A:
The Board of Directors of ThermoEnergy Corporation (“ThermoEnergy”) is soliciting your proxy to vote at the Annual Meeting of Shareholders because you were a shareholder of ThermoEnergy as of the close of business on May 25, 2006, the record date, and are therefore entitled to vote at the meeting.

This Proxy Statement and Proxy Card, along with the Annual Report on Form 10-KSB for the fiscal year 2005, are being mailed to shareholders as of the record date beginning on or about June 15, 2006. The Proxy Statement summarizes the information you need to know to vote at the meeting. You do not need to attend the meeting to vote your shares.

What am I voting on?

A:
Election of three directors: Dennis C. Cossey to serve a five-year term until the 2011 Annual Meeting of Shareholders of ThermoEnergy, or until his successor is elected or appointed, and each of Lowell E. Faulkenberry and Paul J. Loeffler, to serve three-year terms until the 2009 Annual Meeting of Shareholders of ThermoEnergy, or until their respective successors are elected or appointed.

Ratification of the appointment of Kemp & Company ThermoEnergy’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

The Board of Directors recommends a vote FOR election of the nominees to the Board of Directors and FOR ratification of the appointment of Kemp & Company as ThermoEnergy’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

What is the voting requirement to elect the directors and to ratify the appointment of Kemp & Company as independent registered public accounting firm?

A:
For the election of the directors, the nominees, must receive the affirmative vote of a plurality of the votes cast. The proposal to ratify the appointment of Kemp & Company as independent registered public accounting firm requires the affirmative vote of a majority of the votes cast. The voting requirements given in this answer assume that a quorum is present.

How many votes do I have?

A:	You are entitled to one vote for each share of ThermoEnergy’s common stock or preferred stock that you hold. Shareholders do not have cumulative voting rights.

How do I vote?

A:	You may vote using any of the following methods:

(1)	Complete, sign and date the Proxy Card you receive and return it in the prepaid envelope; or

(2)	Attend the Annual Meeting of Shareholders to vote in person.

If you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote FOR the election of the nominees for director and FOR ratification of Kemp & Company as independent registered public accounting firm for 2006.

What can I do if I change my mind after I vote my shares?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting of Shareholders by:

(1)	Sending written notice of revocation to the Secretary of ThermoEnergy;

(2)	Submitting a new paper ballot, after the date of the revoked proxy; or

(3)	Attending the Annual Meeting of Shareholders and voting in person.

You may also be represented by another person at the meeting by executing a proper proxy designating that person.

What constitutes a quorum?

A:
As of the record date, 23,136,815 shares of Common Stock and 6,198,671 shares of Series A Convertible Preferred Stock were outstanding. Except as otherwise required by law or the Articles of Incorporation, the holders of the Common Stock and the holders of the Series A Convertible Preferred Stock vote together as a single class, with each share of Common Stock and each share of Series A Convertible Preferred Stock entitling the holder thereof to one vote. A majority of the outstanding shares (or 14,667,744 shares), present or represented by proxy, constitutes a quorum for the purpose of adopting proposals at the meeting. If you submit a properly executed proxy, then you will be considered part of the quorum. If you are present or represented by proxy at the meeting and you abstain, you will count toward a quorum.

Who can attend the Annual Meeting of Shareholders?

A:	All shareholders as of the record date may attend the Annual Meeting of Shareholders.

Are there any shareholders that own more than 5% of ThermoEnergy’s outstanding common stock?

A:
As of May 25, 2006, Dennis Cossey, Dan Cowart, Alexander G. Fassbender, the Estate of P.L. Montesi, Security Management and Robert Trump each beneficially owned more than 5% of ThermoEnergy’s outstanding common stock.

When are the shareholder proposals due for the 2007 Annual Meeting of Shareholders?

A:
In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by December 31, 2006, to Dennis Cossey, Chairman and Chief Executive Officer, ThermoEnergy Corporation, 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201.

If you notify us after March 1, 2007 of an intent to present a proposal at ThermoEnergy’s 2007 Annual Meeting of Shareholders, we will have the right to exercise discretionary voting authority with respect to your proposal, if presented at the meeting, without including information regarding it in our proxy materials.

What happens if the nominees for director are unable to serve as directors?

A:	If a nominee becomes unavailable for election, which we do not expect, votes will be cast for the substitute nominee or nominees who may be designated by the Board of Directors.

Who will be responsible for soliciting proxies?

A:
ThermoEnergy has not hired nor paid for assistance in the distribution of proxy materials and solicitation of votes. Employees, officers and directors of ThermoEnergy may solicit proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of common stock.

I. PROPOSAL FOR ELECTION OF DIRECTORS

Unless otherwise directed in the proxy, the person named in the enclosed proxy card, or his substitute, will vote the proxy FOR the election of Dennis C. Cossey, Lowell E. Faulkenberry and Paul J. Loeffler to the Board of Directors.

ThermoEnergy has seven authorized positions on its Board of Directors. Six members of the Board of Directors serve staggered three-year terms with two members standing for election each year. One member serves a five-year term.

At the Annual Meeting of Shareholders, three directors are to be elected. Dennis C. Cossey, ThermoEnergy’s Chairman and Chief Executive Officer, previously held the office of director for a five-year term and is being nominated for another five-year term, expiring in 2011. Paul J. Loeffler, Ph.D., an incumbent director whose three-year term expires in 2006, is being nominated for another three-year term, expiring in 2009. Lowell E. Faulkenberry is being nominated for a three-year term expiring in 2009. After the election of three directors at the meeting, ThermoEnergy will have seven directors, including the four continuing directors whose present terms extend beyond the Annual Meeting of Shareholders. Information on the nominees and continuing directors follows:

Nominees

For a 5-Year Term Expiring in 2011

Dennis C. Cossey, age 60, has served as Chairman of the Board of Directors since 1990. Mr. Cossey has been the Chief Executive Officer and a director of ThermoEnergy since 1988. Prior to joining ThermoEnergy, Mr. Cossey served in executive and sales positions at a number of companies, including IBM Corporation and Peter Kiewit and Sons Engineering. Mr. Cossey is a member of the American Society of Naval Engineers, the US Naval Institute, the Society of Naval Architects and Marine Engineers and the Association of Energy Engineers.

For 3-Year Terms Expiring in 2009

Lowell E. Faulkenberry, age 54, is a certified public accountant and received a BA in Accounting from the University of Texas at Arlington. From 2000 to present, Mr. Faulkenberry has been the principal in Enhanced Performance Solutions, LLC. Mr. Faulkenberry performs financial consulting services primarily for American Electric Power and its former subsidiaries. From 1986 to 2000, Mr. Faulkenberry served as Senior Vice President and Director of Internal Audit/Risk Management for BOK Financial Corporation, a large multi-bank and multi-state bank holding company headquartered in Tulsa, Oklahoma. Prior to joining BOK, Mr. Faulkenberry was a senior auditor with KPMG Peat Marwick. Mr. Faulkenberry is a veteran who served with the U. S. Air Force during the Viet Nam conflict. The Board of Directors has determined that Mr. Faulkenberry qualifies as an “audit committee financial expert” and it is expected that, upon his election as a director, he will serve as Chairman of the Audit Committee.

Dr. Paul A. Loeffler, age 58, has served as a director of ThermoEnergy since September 1997. Dr. Loeffler also serves as a member of ThermoEnergy’s Audit and Compensation and Benefits Committees. Dr. Loeffler is a professor of chemistry at Sam Houston State University, Huntsville, Texas. He has been in this position since 1985, and has been with the chemistry department of Sam Houston State University since 1975. Dr.  Loeffler received his Ph.D. and MA in inorganic chemistry from Rice University. Dr. Loeffler also serves as a member of the Board of Directors and was the associate director of the Texas Regional Institute for Environmental Studies in Huntsville, Texas from 1992 until 2002.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES.

Directors Whose Terms Expire in 2007

Dr. Louis J. Ortmann, DDS, age 68, has served as a director of ThermoEnergy since 1991. Dr. Ortmann also serves as chairman of ThermoEnergy’s Compensation and Benefits Committee and as a member of its Audit Committee. Dr. Ortmann is an associate dentist with Louis J. Ortmann Dental Clinic, Inc., in Festus, Missouri. Dr. Ortmann is a graduate of the University of St. Louis.

David P. Lahaie, age 46, has served as a director of ThermoEnergy since April 2006 and is a member of ThermoEnergy’s Audit Committee. Prior to his appointment as a director, Mr. Lahaie had served ThermoEnergy as an advisory director since September 2005. He is the co-founder and CEO of Evergreen Recycling Inc. (ERI). For the past 10 years, ERI has delivered turn-key sustainable solutions in the US and Canada for byproducts of manufacturing industries, including petroleum refining, steel making, primary aluminum production, cement manufacturing, silicon chip and hard drive manufacturing, automotive and aircraft production, power generation and water treatment. Mr. Lahaie is the former Manager of Business Development for Burlington Environmental, Inc. based in Seattle, Washington. He earned a B.S. in Marine Engineering and was an engineer with the National Oceanic and Atmospheric Administration (NOAA), responsible for Engineering and Support for Oceanographic Research projects staged throughout the Pacific Ocean.

Directors Whose Terms Expire in 2008

Andrew T. Melton, age 59, has served as a director of ThermoEnergy since September 1997, and has served as Executive Vice President and Chief Financial Officer since September 2005. Mr. Melton served as chairman of the Audit Committee until he resigned upon his appointment as Chief Financial Officer. He currently serves as a member of ThermoEnergy’s Compensation and Benefits Committee. Mr. Melton is a certified public accountant and received an MBA in finance and a Bachelor of Science degree in economics from Louisiana Tech University. From 1986 to 1994, Mr. Melton served as Executive Vice President, Chief Financial Officer and Treasurer of Worthen Banking Corporation, Little Rock, Arkansas. From 1995 to 1998, Mr. Melton was Vice President with Merrill Lynch Capital Markets in Little Rock, Arkansas. From January 1997 to January 1999, Mr. Melton served as Chief Executive Officer and the principal shareholder of Solomon Financial Inc., a company specializing in financing Canadian imports to the US. Mr. Melton most recently was President and principal shareholder of Solomon Equities, Inc., located in Irving, Texas that he started in January 1999. On August 26, 2004, Solomon Equities Inc., d/b/a Trail Dust Steak House of Denton and Grapevine filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the Northern District of Texas, and during 2005 the bankruptcy was converted to a Chapter 7 liquidation and the company was dissolved. Mr. Melton is a Viet Nam veteran and received a Honorable Discharge from the United States Marine Corps.

Alexander G. Fassbender, age 52, has served as a director since 2005 and as ThermoEnergy’s Executive Vice President and Chief Technology Officer since November 1998. Prior to joining ThermoEnergy, Mr. Fassbender was Manager of Technology Commercialization at Battelle Memorial Institute (BMI) Pacific Northwest Laboratories. He had held various positions with BMI since 1976. Mr. Fassbender received his BS (Chemical Engineering) in 1976 from the University of California, Berkeley and his MBA in 1980 and his MS (Chemical Engineering) in 1988, both from the University of Washington, Seattle.

Committees of the Board of Directors

The Board of Directors has two standing committees: the Compensation and Benefits Committee and the Audit Committee. Members of the individual committees are named below:

Compensation and Benefits	Audit

Dr. Louis J. Ortmann, Chairman	David P. Lahaie
Dr. Paul A. Loeffler	Dr. Paul A. Loeffler
Ian Bowles	Dr. Louis J. Ortmann
Andrew T. Melton

Compensation and Benefits Committee. This committee is made up mostly of independent directors and makes recommendations to the Board of Directors on compensation generally, executive officer salaries, bonus awards, stock option grants, special awards and supplemental compensation. The Compensation and Benefits Committee consults generally with management on matters concerning executive compensation and other compensation issues where Board of Directors or shareholder action is contemplated.

Audit Committee. This committee is made up of independent directors and oversees ThermoEnergy’s financial reporting process and internal controls. The Audit Committee is governed by a written charter approved by the Board of Directors. The charter sets out the Audit Committee’s membership requirements and responsibilities. As part of its duties, the Audit Committee consults with management and ThermoEnergy’s independent auditors during the year on matters related to the annual audit, internal controls, the published financial statements and the accounting principles and auditing procedures being applied. The Audit Committee reviews the independent accountants’ audit fees, discusses relationships with the auditor, and reviews non-audit services to ensure no compromise of independence and selects the independent accounting firm to serve as ThermoEnergy’s auditors. ThermoEnergy believes that all members of the Audit Committee are independent, as such term is defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers (“NASD”). The Board of Directors has determined that ThermoEnergy does not have an audit committee financial expert (as such term is defined in paragraph (e)(2) of Item 401 of Regulation S-B) serving on the Audit Committee. The former Chairman of the Audit Committee, Andrew T. Melton, had been determined by the Board of Directors to be an audit committee financial expert, but he resigned from the Audit Committee upon his appointment as Executive Vice President and Chief Financial Officer of ThermoEnergy on September 14, 2005. The Board of Directors has determined that Lowell E. Faulkenberry is an audit committee financial expert and it is expected that he will serve on the Audit Committee as the Chairman upon election to the Board of Directors.

Nominations

The Board of Directors does not have a standing Nominating Committee. The Board of Directors believes that it is appropriate not to have a standing Nominating Committee because of the small size of ThermoEnergy and its Board of Directors. Accordingly, the entire Board of Directors performs the functions of a Nominating Committee by collectively considering nominations to the Board of Directors. The Board of Directors identifies the individuals to become members of the Board of Directors and selects those candidates to be presented for shareholder approval at the Annual Meeting of Shareholders.

In addition, the Board of Directors will consider director candidates recommended by the shareholders if a nominating shareholder complies with the following requirements. If a shareholder wishes to recommend a candidate to the Board of Directors for consideration as a Board of Director’s nominee, the shareholder must submit in writing to the Board of Directors the nominee’s name and a brief resume setting forth the nominee’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. This information must be delivered to the Chairman of ThermoEnergy at ThermoEnergy’s address and must be received no later than December 31 in any year to be considered as a potential director nominee at the Annual Meeting of Shareholders for the following year. The Board of Directors may request additional information if it determines a potential candidate may be an appropriate nominee.

Shareholder Communications

The Board of Directors does not have a formal policy for shareholder communications to the Board of Directors. The small size of the Board of Directors and the simple administrative structure of ThermoEnergy permits shareholders to have easy access to ThermoEnergy’s management and its directors for any communications, including those pertaining to director nominations as set forth above. Shareholder inquiries, suggestions and other communications may be directed to ThermoEnergy’s Chairman and Chief Executive Officer at ThermoEnergy’s offices in Little Rock, Arkansas.

Code of Ethics

ThermoEnergy’s Code of Business Conduct and Ethics, including additional provisions which apply to the chief executive officer and senior financial officers, is posted on ThermoEnergy’s internet Website at http://www.thermoenergy.com/investorInformation.html. A copy may be obtained free of charge by making a written request to Investor Relations, ThermoEnergy Corporation, 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201.

Board of Directors and Board of Directors’ Committee Meetings

In 2005, the Board of Directors conducted two formal meetings, the Compensation and Benefits Committee reported one formal meetings and the Audit Committee reported one formal meeting. There also were several informal meetings and actions taken by written consent. All directors, other than John F. Corcoran, who resigned as a member of the Board of Directors during 2006, attended, either in person or by teleconference, at least 75% of the aggregate number of the meetings of the Board of Directors and the meetings of any committees on which they served.

Compensation of Directors

Each director who is not a ThermoEnergy employee is compensated annually for services as a director by the grant of non-qualified options under ThermoEnergy’s stock option plan approved at the 1997 Annual Meeting of Shareholders (the “1997 Plan”). During 2005, no options were granted to ThermoEnergy’s non-employee directors. In January 2006, Ian Bowles, David Lahaie, Dr. Paul Loeffler and Dr. Louis Ortmann received options to purchase 40,000, 25,000, 10,000 and 10,000 shares, respectively. All such options have an exercise price equal to the fair market value of ThermoEnergy’s common stock on the date of grant. Directors do not currently receive any other compensation for serving as directors. Directors who are employees do not receive any additional compensation for their services as directors. ThermoEnergy reimburses all directors for reasonable travel and other necessary business expenses incurred in the performance of their duties.

Security Ownership by Certain Beneficial Owners, Directors, Nominees and Executive Officers

Except as otherwise indicated, the following table sets forth certain information with respect to the beneficial ownership of shares of common stock as of May 25, 2005 by: (i) each shareholder of ThermoEnergy that ThermoEnergy believes currently holds more than a 5% beneficial interest in the common stock; (ii) each existing director of ThermoEnergy; (iii) each of ThermoEnergy’s existing executive officers; (iv) each nominee for election to the Board of Directors; and (v) all directors, nominees and executive officers as a group. This table indicates the alignment of the named individuals’ financial interests with the interests of ThermoEnergy’s shareholders because the value of their holdings will increase or decrease in line with the price of ThermoEnergy’s stock. Except as otherwise indicated, ThermoEnergy believes that the beneficial owners of the shares of common stock listed below, based on information furnished by the owners and/or from information contained in reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), have sole voting and investment power with respect to the shares.

Beneficial Owners (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)

Directors, Nominees and Officers

Ian Bowles	78,250	(4)	*
Dennis C. Cossey	3,013,549	(5)	12.1%
Alexander G. Fassbender	1,830,212	(6)	7.5%
Lowell E. Faulkenberry	—		*
David P. Lahaie	170,833	(7)	*
Paul A. Loeffler	66,900	(8)	*
Andrew T. Melton	375,500	(9)	1.6%
Louis J. Ortmann	534,241	(10)	2.3%
All executive officers, directors and nominees as a group (8 persons)	6,069,485	(11)	22.7%

5% Beneficial Owners
Security Management Security Benefit Place Topeka, Kansas 66636	7,250,000	(12)	23.8%
Robert Trump 167 E. 61st Street New York, NY 10021	4,534,560	(13)	15.4%
Estate of P.L. Montesi	2,976,150	(14)	11.9%
Dan Cowart 3295 River Exchange Drive Suite #170 Norcross, GA 30092	1,499,005	(15)	5.1%

* Less than 1%

(1)	Except as otherwise indicated in the beneficial ownership table, the address for each person listed is: c/o ThermoEnergy Corporation, 124 West Capitol Avenue, Suite 880, Little Rock, AR 72201.

(2)
Includes shares as to which such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power, as these terms are defined in Rule 13d-3(a) of the Exchange Act. Shares of common stock underlying options to purchase shares of common stock and securities convertible into shares of common stock, which are exercisable or convertible on, or become exercisable or convertible within 60 days after, April 15, 2006 are deemed to be outstanding with respect to a person or entity for the purpose of computing the outstanding shares of common stock owned by the particular person and by the group, but are not deemed outstanding for any other purpose.

(3)
Based on 23,220,612 shares of common stock issued and outstanding on April 15, 2006, plus, with respect to each individual or entity (but not with respect to other individuals or entities), the number of shares of common stock underlying options to purchase shares of common stock and securities convertible into shares of common stock, held by such individual or entity which are exercisable or convertible on, or become exercisable or convertible within 60 days after, April 15, 2006.

(4)
Includes 2,000 shares of common stock owned directly by Mr. Bowles. Also includes (i) 25,000 shares of common stock issuable upon conversion of shares of Series A preferred stock, (ii) 40,000 shares of common stock issuable upon the exercise of options to purchase shares of common stock, and (iii) 11,250 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock.

(5)
Includes 1,328,549 shares of stock owned directly by Mr. Cossey or jointly with the estate of Mr. Montesi. Also includes 1,685,000 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(6)	Includes 615,212 shares of stock owned directly by Mr. Fassbender. Also includes 1,215,000 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(7)	Consists of 145,833 shares of stock owned directly or indirectly by Mr. Lahaie and 25,000 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(8)	Includes 5,000 shares of stock owned directly by Dr. Loeffler. Also includes 61,900 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(9)	Consists of 28,000 shares of stock owned directly by Mr. Melton and 347,500 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(10)
Includes 472,431 shares of common stock owned directly by Dr. Ortmann and his wife and beneficially through the Dr. Louis J. Ortmann Dental Clinic, Inc., Profit Sharing Plan. Also includes 61,900 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(11)	Includes 3,461,300 shares of common stock issuable upon the exercise of options and warrants and conversion of shares of Series A convertible preferred stock.

(12)
This beneficial ownership information is based on information contained in a Schedule 13G dated July 14, 2005 and filed with the U.S. Securities and Exchange Commission on August 5, 2005. Includes 5,000,000 shares of common stock issuable upon conversion of shares of Series A convertible preferred stock owned directly by Security Management. Also includes 2,250,000 shares of common stock issuable upon the exercise of warrants.

(13)
This beneficial ownership information is based on information contained in a Schedule 13D/A dated December 1, 2004 and filed with the U.S. Securities and Exchange Commission on December 2, 2004. Includes 2,823,456 shares of common stock owned directly by Mr. Trump.

(14)
Includes 1,251,150 shares of stock owned directly by the estate of Mr. Montesi, by various members of Mr. Montesi’s family or jointly with ThermoEnergy’s Chief Executive Officer, Dennis Cossey. Also includes 1,725,000 shares of common stock issuable upon the exercise of options to purchase shares of common stock.

(15)
This beneficial ownership information is based on information contained in a Schedule 13D/A dated July 14, 2003 and filed with the U.S. Securities and Exchange Commission on October 20, 2003. Also includes 120,000 shares of common stock held by a Georgia limited partnership whose sole general partner is a Georgia limited liability company of which Mr. Cowart is the majority owner and sole manager. Mr. Cowart disclaims beneficial ownership of 100,000 shares of common stock owned by certain irrevocable trusts for the benefit of Mr. Cowart’s minor children. Mr. Cowart’s spouse, Kristina T. Cowart, is the sole trustee of each of these trusts. Such shares are not included in the number of shares reported as beneficially owned by Mr. Cowart.

Executive Compensation

Employment Contracts and Agreements

On September 14, 2005, ThermoEnergy’s Board of Directors approved a new employment agreement with ThermoEnergy’s Chairman and Chief Executive Officer, Dennis C. Cossey. On the same date, Andrew T. Melton, the Executive Vice President and Chief Financial Officer, entered into an employment agreement with ThermoEnergy. The material terms of the employment agreements for Messrs. Cossey and Melton are substantially similar and both are described below.

The general terms of the employment agreements with Messrs. Cossey and Melton provide for a contract term of five years, with a beginning base compensation of $200,000 and minimum annual increases in compensation of 15%. The employment agreements also provide that each officer will be eligible for discretionary incentive compensation of up to 100% of his base salary, as determined by the Compensation and Benefits Committee of the Board of Directors. The employment agreements also entitle each officer to periodic performance-based compensation if certain unusual, but significant, events occur, including but not limited to the acquisition of new technology, the execution of new contracts in excess of 20% of existing revenues and other events as determined by the Compensation and Benefits Committee. In addition, the employment agreements provide that, upon the occurrence of a change in control of ThermoEnergy, each officer will be entitled to receive a lump sum payment of five years’ base compensation from the date of such change of control, as well as an immediate vesting of all unvested stock options and/or restricted stock grants. The employment agreements also contain certain restrictive covenants protecting ThermoEnergy’s trade secrets and covenants for each officer not to compete or solicit company customers or employees for a period of one year after the termination of his employment.

In 1998, ThermoEnergy entered into an employment agreement with Alexander G. Fassbender, in connection with his appointment as Executive Vice President and Chief Technology Officer. The general terms of the employment agreement provide for a continuous three-year term, with a beginning base compensation of $135,000 with 15% annual increases. Mr. Fassbender is also eligible for discretionary incentive compensation of up to 50% of his base salary, as determined by the Compensation and Benefits Committee. Upon the occurrence of a change in control of ThermoEnergy, Mr. Fassbender shall be entitled to a lump sum payment of 2.99 years’ base compensation from the date of such change of control. In addition, all of Mr. Fassbender’s unvested stock options and/or restricted stock grants shall immediately vest on the date of a change of control.

ThermoEnergy currently licenses the Enhanced Biogas Production and Sewage Treatment Method technologies from Mr. Fassbender. ThermoEnergy has agreed to pay to Mr. Fassbender, from and after the time when cumulative sales of the licensed products exceed $20 million, 1% of the net sales thereafter (as defined in the agreement). Subject to Mr. Fassbender’s approval, ThermoEnergy may sublicense the technologies. Beginning in 2008 and each year thereafter, Mr. Fassbender may terminate the agreement if ThermoEnergy or any of its affiliates has not sold or leased a licensed product in that calendar year.

ThermoEnergy is the sole beneficiary of a $500,000 and a $1,000,000 key man life insurance policy on the lives of Messrs. Cossey and Fassbender, respectively.

Qualified 1997 Plan

The directors and shareholders approved the 1997 Plan that (i) permits incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, to be granted from a pool of 750,000 shares of common stock of ThermoEnergy; and (ii) provides for an automatic grant of 1,000 options for non-employee directors. The 1997 Plan was amended during 2001 to change the automatic grant to non-employee directors to 2,000 options and again in 2004 to change this to 3,000 options.

The automatic grants are for non-qualified options exercisable into 3,000 shares of common stock to be awarded, automatically, without further action by the Board of Directors or the Compensation and Benefits Committee on the third business day following the date of each Annual Meeting of Shareholders for each non-employee director. Each 3,000 share option granted to a non-employee director will become exercisable beginning one year from the date of the Annual Meeting of Shareholders on which the date of the options were granted. If a non-employee director is elected by the Board of Directors to begin serving as director on a date not coincident with the annual meeting date, the new director will be granted an initial 3,000 share options as of the date of his first Board of Directors meeting; however, his options will become exercisable one year from the date of the annual meeting at which he is first elected by the shareholders and he will not receive an additional grant of options upon his first election to the Board of Directors.

The 1997 Plan provides that the exercise price of each option must be at least equal to the fair market value of the common stock as of the date the option is granted and requires that all options have an expiration date not later than the date which is one day before the tenth anniversary of the date of the grant of the options. However, with certain limited exceptions, an option holder’s incentive options immediately terminate if the option holder ceases to be associated with ThermoEnergy, or engages in or is involved with any business similar to that of ThermoEnergy.

Non-Qualified Stock Options

Upon recommendation of the Compensation and Benefits Committee, the Board of Directors may grant non-qualified stock options to employees of ThermoEnergy and to non-employees as compensation for services and various types of assistance to ThermoEnergy. In 2005, none of ThermoEnergy’s non-employee directors received any non-qualified stock options. In 2004, each of the non-employee directors were granted 40,000 non-qualified stock options, exercisable at $0.90 per share, which was the fair market value of the common stock on the date of grant. On February 9, 2004, the Board of Directors granted 50,000 non-qualified stock options to a director, Jerald H. Sklar (who resigned in February 2005), in payment for certain legal fees not paid in cash. These options are exercisable at $0.50 per share, which was the fair market value at the date of the grant, and have a term of five years. All exercise prices for options and fair market values of ThermoEnergy’s common stock have been restated for the effect of the 10% common stock dividend during 2002. The Board of Directors did not grant any non-qualified stock options in 2003.

Other Bonuses

Bonuses may be paid to employees at the recommendation of the Compensation and Benefits Committee and upon approval by the Board of Directors if, in its discretion, the performance of an individual or the circumstances of ThermoEnergy merits payment of additional compensation.

Summary of Executive Compensation

The following table summarizes the compensation earned by the Company’s President, Chief Executive Officer and Chairman and by the two other executive officers who earned salary and bonus in excess of $100,000 for the year ended December 31, 2005 (the “named executive officers”) for services rendered during 2005, 2004 and 2003.

Summary Compensation Table

		Annual Compensation				Long Term Compensation
Name and Principal Position	Year	Salary		Bonus		Securities Underlying Options (#)	All Other Compensation

Dennis C. Cossey Chairman, President and Chief Executive Officer	2003 2004 2005	$ $ $	232,251 132,250 204,857	$ $ $	0 0 100,000	0 0 810,000	$ $ $	0 0 12,000
Andrew T. Melton Executive Vice President, Chief Financial Officer and Treasurer	2003 2004 2005	$ $ $	0 0 133,333	$ $ $	0 0 62,500*	0 0 150,000	$ $ $	0 0 12,000
Alexander G. Fassbender Executive Vice President and Chief Technology Officer	2003 2004 2005	$ $ $	236,874 250,211 203,445	$ $ $	0 0 100,000	0 0 690,000	$ $ $	0 0 4,500

*	Includes $25,000 cash bonus and $37,500 which represents the value of 25,000 shares of the Company’s common stock issued to Mr. Melton.

Grants of Stock Options

The following table sets forth certain information with respect to individual grants of stock options to the named executive officers during the fiscal year ended December 31, 2005.

2005 Option Grants

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in 2005	Exercise Price	Expiration Date	5%	10%

Dennis C. Cossey	810,000	49.1%	$1.40/1.29	7/13 & 9/14/2010	0	$401,800
Andrew T. Melton	150,000	9.1%	$1.40	7/13/2010	0	$63,000
Alexander G. Fassbender	690,000	41.8%	$1.40/1.29	7/13 & 9/14/2010	0	$233,200

Stock Option Exercises and December 31, 2005 Stock Option Values

Set forth in the table below is information concerning the value of stock options held at December 31, 2005 by the named executive officers.

Aggregate Option Exercises in Last Fiscal Year and
Option values as of December 31, 2005

			Number Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Dennis C. Cossey	0	$0	1,607,500	0	0	0
Andrew T. Melton	0	$0	197,500	0	0	0
Alexander G. Fassbender	0	$0	1,102,500	0	0	0

Equity Compensation Plan Information

The following table sets forth the securities that are authorized for issuance under the equity compensation plans of ThermoEnergy as of December 31, 2005:

Equity Compensation Plan Table as of December 31, 2005

Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted-average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column

Equity Compensation plans approved by security holders

1997 Stock Option Plan	55,100	$2.10	695,000

Equity Compensation plans not approved by security holders

Stock options	5,160,600	$1.91	0

Warrants	7,419,189	$1.14	0

Total	12,634,289	$2.01	695,000

Certain Relationships and Related Transactions

In October 2003, ThermoEnergy entered into a license agreement with Alexander G. Fassbender, the Executive Vice President for Technology, as the inventor of certain patents and patent applications that ThermoEnergy has been using. This agreement formalized the arrangements under which ThermoEnergy and Mr. Fassbender had been operating for a number of years. Under this license agreement, Mr. Fassbender granted to ThermoEnergy an exclusive license in the patents and patent applications for ThermoFuel and Enhanced Biogas Production in the United States and the foreign countries in which applications are pending. In addition to ThermoEnergy’s financial obligations under Mr. Fassbender’s employment agreement, ThermoEnergy must pay a royalty of 1% of net sales after the cumulative sales of all licensed products exceed $20,000,000. Beginning in 2008 and each year thereafter, Mr. Fassbender may terminate the license agreement if ThermoEnergy has not sold or leased a licensed product in the respective year.

During 2000, the Board of Directors approved the formation of ThermoEnergy Power Systems, LLC, a Delaware limited liability company (“ThermoEnergy Power Systems”) for the purpose of transferring ThermoEnergy’s rights and interests in the TIPS technology. The organizational documents for ThermoEnergy Power Systems indicate that ThermoEnergy will have an 85% ownership interest and Alexander G. Fassbender, as the inventor of the technology, will have a 15% ownership interest. As of December 31, 2005, ThermoEnergy Power Systems had not been capitalized by ThermoEnergy and had no transactions.

The Board of Directors has adopted a policy whereby any future transactions between ThermoEnergy and any of its subsidiaries, affiliates, officers, directors, principal shareholders and any affiliates of the foregoing will be on terms no less favorable to ThermoEnergy than could reasonably be obtained in “arm’s-length” transactions with independent third parties.

Audit Committee

The Audit Committee’s Report for 2005 follows:

Audit Committee Report

During most of 2005, the Audit Committee of the Board of Directors was comprised of the following three independent outside directors: Andrew T. Melton, Chairman, Dr. Louis J. Ortmann and John F. Corcoran. In September 2005, upon his appointment as the Company’s Executive Vice President and Chief Financial Officer, Mr. Melton resigned as a member of the Committee and Paul A. Loeffler replaced him on the audit committee. In April 2006, Mr. Corcoran resigned from the Board of Directors and David P. Lahaie, who was appointed to fill the vacancy on the Board of Directors, replaced Mr. Corcoran on the audit committee. The Audit Committee serves at the pleasure of the Board of Directors. It held one formal meeting with respect to the fiscal year 2005, and its report for the year 2005 follows:

The Audit Committee reviews the financial reporting process of ThermoEnergy Corporation (the “Company”) on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee monitors these processes.

In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to us that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited financial statements and related disclosures with management and the independent auditors, including a review of the significant management judgments underlying the financial statements and disclosures. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 380), as amended.

In addition, the Audit Committee discussed with the independent auditors, the auditors' independence from the Company and its management, and also considered whether the non-audit services performed during fiscal year 2005 by the independent auditors is compatible with maintaining the accountants’ independence. The independent auditors have provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Committee discussed with the Company's independent auditors the overall scope and plans for its audit. The Committee met with the independent auditor, with and without management present, to discuss the results of its examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The independent auditors report to us and to the Board. The Audit Committee has sole authority to appoint (subject to shareholder ratification) and to terminate the engagement of the independent auditors. Following a review of the independent auditors’ performance and qualifications, including management’s recommendation, the Audit Committee approved the reappointment of Kemp and Company as the Company’s independent auditing firm for the 2006 fiscal year.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee

Paul A. Loeffler
Louis J. Ortmann

Auditors’ Fees

Fees billed to the Company by Kemp & Company, our independent auditors for fiscal years 2004 and 2005, all of which were approved by the Audit Committee, were comprised of the following:

Audit Fees. Kemp & Company’s fee for its audit of the Company’s annual financial statements, its review of the financial statements included in the Company’s quarterly reports on Form 10-QSB, audits of statutory filings, comfort letter procedures and review of other regulatory filings for 2004 and 2005 were $47,000 and $34,000, respectively.

Audit Related Fees. No fees were billed to the Company for audit related services in 2004 or 2005.

Tax Fees. Kemp & Company’s fees for tax services provided to the Company, including tax compliance, tax advice and planning, totaled $500 in 2004 and $500 in 2005.

All Other Fees. No other fees were billed to the Company by Kemp & Company in 2004 or 2005 for “other services.”

II. PROPOSAL FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The next proposal on the agenda for the Annual Meeting of Shareholders will be ratification of the appointment of Kemp & Company as ThermoEnergy’s independent auditors for fiscal year 2006.

Kemp & Company served in this capacity for fiscal year 2005, and has reported on ThermoEnergy’s financial statements for such fiscal year.

A representative of Kemp & Company is expected to be present at the Annual Meeting of Shareholders. The representative will have the opportunity to make a statement at the meeting if he desires to do so and is expected to be available to respond to appropriate questions.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee reviews and approves in advance any audit and permitted non-audit services to be provided by ThermoEnergy’s independent auditors. The Audit Committee has the sole authority to make these approvals.

While not reflected in the current version of the Audit Committee charter, the following describes the current policies adhered to by the Audit Committee for pre-approval of audit and permissible non-audit services. Such policies will be reflected in an amended version of the Audit Committee charter, upon approval by the Board.

Audit Services. All audit services must be pre-approved by the Audit Committee. The Audit Committee approves the annual audit services engagement and, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also grant pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

Non-Audit Services. The Audit Committee's policy is to pre-approve all permissible non-audit services provided by the independent auditors. These services may include audit-related services, tax services and other services. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFYING THE APPOINTMENT OF KEMP & COMPANY AS THERMOENERGY’S INDEPENDENT AUDITORS FOR 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires ThermoEnergy’s executive officers and directors and persons owning more than 10% of its outstanding common stock (“Reporting Persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to furnish ThermoEnergy with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such reports and written representations from Reporting Persons that certain reports were not required to be filed by such persons, the ThermoEnergy believes that, except as noted below, all of its Reporting Persons timely filed reports required by Section 16(a) of the Exchange Act with respect to transactions during the fiscal year ended December 31, 2005.

On July 13, 2005, Dennis C. Cossey, Andrew T. Melton and Alexander G. Fassbender received options, each expiring on July 13, 2010, to purchase 250,000, 150,000 and 250,000 shares of common stock respectively, each at an exercise price of $1.40 per share. Messrs. Cossey, Melton and Fassbender failed to report these grants on Forms 4. On July 14, 2005, ThermoEnergy granted Mr. Melton a bonus in the form of grant of 25,000 shares of ThermoEnergy’s common stock. Mr. Melton failed to report this grant on a Form 4. A Form 4 reporting an option grant to Dennis C. Cossey on September 14, 2005 was filed late, on October 24, 2005.

OTHER MATTERS

The Board of Directors is not aware of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the proxy in accordance with their judgment in such matters.

OTHER INFORMATION

The Company filed its Annual Report on Form 10-KSB with the Securities and Exchange Commission on April 17, 2006 and filed an amended 10-KSB on May 1, 2006. A copy of the Annual Report is included with this Proxy Statement. Copies of the exhibits filed as part of the Annual Report are available free of charge to investors who request them in writing from the Company’s Secretary (at 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201).

Additional information concerning the Company is available on the Company’s website, www.thermoenergy.com. These materials are also available free of charge in print to investors who request them in writing from the Company’s Secretary (at 124 W. Capitol Avenue, Suite 880, Little Rock, Arkansas 72201). Filings which the Company makes with the Securities and Exchange Commission also contain additional information and may be obtained on the Company’s website at www.thermoenergy.com or on the SEC’s website at www.sec.gov.

June 15, 2006
Little Rock, Arkansas

VOTE BY INTERNET - www.proxyvote.com
THERMOENERGY CORPORATION 124 WEST CAPITOL AVENUE SUITE 880 LITTLE ROCK, AR, 72201
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ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by ThermoEnergy Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ThermoEnergy Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	THRMO 1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THERMOENERGY CORPORATION

Vote on Directors

1.
Election of Directors: Dennis C. Cossey to serve a five-year term until the 2011 Annual Meeting of Shareholders, and each of Ian Bowles and Paul J. Loeffler to serve a three-year term until the 2009 Annual Meeting of Shareholders, or until their respective successors are elected or appointed.

	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name on the line below.

Nominees

01 DENNIS C. COSEY
02 LOWELL E. FAULKENBERRY
03 PAUL A. LOEFFLER

Vote on Proposal

		For	Against	Abstain

2.	Ratification of the appointment of Kemp & Company as the independent registered accounting firm of ThermoEnergy for fiscal year 2006.	☐	☐	☐

Please sign exactly as your name(s) appear(s) on the Proxy. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or here title.

For address changes and/or comments, please check this box    ☐
and write them on the back where indicated.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY
THERMOENERGY CORPORATION — ANNUAL MEETING OF SHAREHOLDERS
JUNE 29, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dennis C. Cossey with full power of substitution, as proxy of the undersigned, to vote all common shares held of record by the undersigned or which the undersigned is entitled to vote, as designated below and upon all subjects that may properly come before the meeting, at the Annual Meeting of Shareholders of ThermoEnergy Corporation, to be held 10:00 a.m., local time, on June 29, 2006, and any adjournments and postponements of said meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR RATIFICATION OF KEMP & COMPANY AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FOR REINCORPORATION IN THE STATE OF DELAWARE AS SET FORTH IN THE PROXY STATEMENT AND IN THE DISCRETION OF THE PROXY HOLDER, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)